UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TRI-TECH HOLDING INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRI-TECH HOLDING INC.
16TH FLOOR OF TOWER B, RENJI PLAZA NO. 101
JINGSHUN ROAD, CHAOYANG DISTRICT
BEIJING, PEOPLE’S REPUBLIC OF CHINA 100102

PROXY STATEMENT AND NOTICE OF
2011 ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Tri-Tech Holding Inc.	November 4, 2011 Beijing, China

To our shareholders:

It is my pleasure to invite you to our 2011 Annual Meeting of Shareholders on November 30, 2011, at 9:00 a.m., Beijing Time. The meeting will be held at our executive offices at 16th Floor of Tower B, Renji Plaza No. 101, Jingshun Road, Chaoyang District, Beijing, People’s Republic of China 100102. Shareholders may also access the meeting via webcast and conference call. Instructions for accessing the webcast and conference call may be accessed at http://www.tri-tech.cn/ir/c36120.asp.

The matters to be acted upon at the meeting are described in the Notice of 2011 Annual Meeting of Shareholders and Proxy Statement. At the meeting, we will also report on the Company’s performance and operations during the fiscal year ended December 31, 2010 and respond to shareholder questions.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. IF YOU ARE A REGISTERED SHAREHOLDER AND ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER AND WANT TO VOTE YOUR SHARES IN PERSON AT THE MEETING, PLEASE CONTACT YOUR BANK OR BROKER TO OBTAIN A LEGAL PROXY. THANK YOU FOR YOUR SUPPORT.

By order of the Board of Directors,
/s/ Warren Zhao Warren Zhao Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TRI-TECH HOLDING INC.

TIME:	9:00 a.m., Beijing Time, on November 30, 2011
PLACE:	16th Floor of Tower B, Renji Plaza No. 101, Jingshun Road, Chaoyang District, Beijing, People’s Republic of China 100102, as shown on the map below.

ITEMS OF BUSINESS:

(1)	To elect the successor of one Class I member of the Board of Directors, to serve a term expiring at the Annual Meeting of Shareholders in 2013 and to elect three Class II members of the Board of Directors, to serve terms expiring at the Annual Meeting of Shareholders in 2014, or until their successors are duly elected and qualified;
(2)	To ratify the appointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;
(3)	To approve the Company’s 2011 Share Incentive Plan; and
(4)	To transact any other business properly coming before the meeting.
WHO MAY VOTE:	You may vote if you were a shareholder of record on September 30, 2011.
ANNUAL REPORT:	A copy of our 2010 Annual Report on Form 10-K is enclosed.
DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about November 4, 2011.

By order of the Board of Directors, /s/ Warren Zhao Warren Zhao, Chairman and Chief Executive Officer

ABOUT THE 2011 ANNUAL MEETING OF SHAREHOLDERS

What am I voting on?

You will be voting on the following:

(1)	The election of the successor of one Class I member of the Board of Directors, to serve a term expiring at the Annual Meeting of Shareholders in 2013 and the election of three Class II members of the Board of Directors, to serve terms expiring at the Annual Meeting of Shareholders in 2014, or until their successors are duly elected and qualified;
(2)	The ratification of the appointment of Marcum Bernstein & Pinchuk LLP (“MBP”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;
(3)	The approval of the Company’s 2011 Share Incentive Plan; and
(4)	The transaction of any other business properly coming before the meeting.

Who is entitled to vote?

You may vote if you owned ordinary shares of the Company as of the close of business on September 30, 2011. Each ordinary share is entitled to one vote. As of September 30, 2011, we had 8,181,507 ordinary shares outstanding.

How do I vote before the meeting?

If you are a registered shareholder, meaning that you hold your shares in certificate form, you have three voting options:

(1)	By Internet, which we encourage if you have Internet access, at the address shown on your proxy card;
(2)	By phone, at 1-800-690-6903 using any touch-tone telephone to transmit your voting instructions; or
(3)	By mail, by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

May I vote at the meeting?

If you are a shareholder of record, you may vote in person at the meeting. If you hold your shares through an account with a bank or broker, please follow the directions provided to you by your bank or broker. If you wish to vote in person at the meeting, please contact your bank or broker to learn the procedures necessary to allow you to vote your shares in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Can I change my mind after I return my proxy?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the meeting, (2) voting again over the Internet prior to the time of the meeting, (3) voting again via the telephone prior to the time of the meeting, or (4) voting at the meeting if you are a registered shareholder or have followed the necessary procedures required by your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the Class I and Class II director nominees; (2) FOR the ratification of MBP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (3) FOR the approval of the Company’s 2011 Share Incentive Plan; and (4) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It indicates that your ordinary shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

Will my shares be voted if I do not provide my proxy or instruction form?

If you are a registered shareholder and do not provide a proxy, you must attend the meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of MBP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 is considered a routine matter for which brokerage firms may vote without specific instructions. However, the election of directors and approval of our 2011 Share Incentive Plan are not considered routine matters for which brokerage firms may vote without specific instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as “broker non-votes.”

How can I attend the meeting?

The meeting is open to all holders of the Company’s ordinary shares as of September 30, 2011. Shareholders may also access the meeting via webcast or conference call by following the instructions posted on our website at http://www.tri-tech.cn/ir/c36120.asp.

May shareholders ask questions at the meeting?

Yes. Representatives of the Company will answer questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, one-third of our outstanding ordinary shares as of September 30, 2011 must be present in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to approve the Company’s proposals?

Proposal 1.  The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted “For” each of the nominees for director unless a properly executed proxy card is marked “Withhold” as to a particular nominee or nominees for director.

Proposal 2.  The ratification of the appointment of MBP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 requires that a majority of the votes cast at the meeting be voted “For” the proposal. A properly executed proxy card marked “Abstain” with respect to this proposal will not be voted.

Proposal 3.  The approval of our 2011 Share Incentive Plan requires that a majority of the votes cast at the meeting be voted “For” the proposal. A properly executed proxy card marked “Abstain” with respect to this proposal will not be voted.

PROPOSAL ONE
ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES
(ITEM 1 ON THE PROXY CARD)

A brief biography of each Director in each Class follows. You are asked to vote for one nominee to serve as a Class I member and three nominees to serve as Class II members of the Board of Directors. All candidates for the Board have consented to serve if elected. The terms of the incumbent Class I members of the Board of Directors continue until 2013 and the terms of the incumbent Class III members of the Board of Directors continue until 2012.

Nominee for election as Class I member of the Board of Directors to serve a two year term expiring in 2013:

John McAuliffe
Independent Director
Age — 57

Mr. McAuliffe has over 30 years of financial experience in all aspects of the capital formation process, including IPOs, follow-ons, restructurings, private financings, M&A, management consulting and strategic development, particularly for small businesses. Mr. McAuliffe has served as a senior banker at Financial West Securities from September, 2010 until the present. From 2005 to 2010, Mr. McAuliffe served as a Managing Director of the Investment Banking Department of Newbridge Securities Corp. During this time, he was the lead banker and fuider for Nexcera Medical, and the banker and finder of Chemrx Corp. Mr. McAuliffe was also the lead banker for Able Labs, M-Systems, U.S.Teleconstructors, MRV Communications and Videospection. From 1990 to 2000, Mr. McAuliffe was a head of Institutional Sales and branch manager of H.J. Meyers. From 1990 until 1998 H.J. Meyers did over $1 billion in financing primarily for technology and biotechnology companies whose road shows were led by Mr. McAuliffe. Since 1990, Mr. McAuliffe has been an investment banker, and has participated and led in excess of 200 financing transactions in his career. Mr. McAuliffe earned his Bachelor of Science degree from the State University of New York at Brockport. Mr. McAuliffe was chosen as a director nominee because of his extensive experience in corporate financing.

Incumbent Class I members of the Board of Directors whose terms continue to 2013:

Peter Zhuo
Independent Director
Age — 39
Director since 2010

Mr. Zhuo has over 16 years of financial and accounting work experience. From June 2007 through the present, Mr. Zhuo has been serving as vice president and chief accounting officer of Vanceinfo Technology Inc. (NYSE Arca: VIT). From 2005 to 2006, he was the chief financial officer of Ebis Company Limited, a China based IT company. From 2004 to 2005, Mr. Zhuo worked as a controller at Morgan Stanley Properties (China) Co. Ltd. From 1994 to 2004, Mr. Zhuo was an auditor with Arthur Andersen’s Beijing and Sydney offices, and PriceWaterhouseCoopers Beijing office. He is a China Certified Public Accountant and also passed the U.S. CPA examination and China Bar examination. He obtained a bachelor’s degree with a major in international accounting from the Central University of Finance & Economics in China, and a Master of Law degree from the University of Southern California, Gould School of Law. Mr. Zhuo was chosen as a director because of his accounting experience and his public company leadership experience.

Da-Zhuang Guo, Ph.D.
Independent Director
Age — 56
Director since 2010

Dr. Guo has over 15 years of senior level management experience in the Asia Pacific region. From 2006 to the present, Dr. Guo has served as the General Manager of Net Beat Group Limited, an energy and utilities consulting company. From 2003 to 2006, Dr. Guo served as the Asia Pacific Regional Manager for Advantica Ltd., an international engineering consulting and solutions company in the energy and utilities industry. From 2000 to 2003, Dr. Guo served as the Greater China Chief Representative for LogicaCMG Pty Ltd, one of the

world’s largest service and system integration companies. Dr. Guo earned his bachelor’s degree in engineering and control instruments from the Beijing University of Chemical Technology and his Ph.D. in computer aided process engineering for chemical engineering from the University of Queensland, Australia. Dr. Guo was chosen as a director because of his extensive experience in consulting, sales, and service management for simulation, SCADA and control systems for the energy and utility industries.

Nominees for election as Class II members of the Board of Directors to serve three year terms expiring in 2014:

Peter Dong
Chief Financial Officer
Age — 43
Director since 2010

Mr. Dong is our Chief Financial Officer. Mr. Dong has been our CFO since 2006. From 2001 through 2005, Mr. Dong was the Director of South West Securities Company and Wan Lian Securities Company. From 1994 to 2000, Mr. Dong was director of the equity department and asset management department of SinoChem. From 1991 through 1993, Mr. Dong engaged in research and development of large testing and controlling systems at Beijing Test Control Technology Institute of Aeronautics Ministry. Mr. Dong has over 15 years of investment, financing and management experience in the technology and securities industries in China. Mr. Dong earned his bachelor’s degree in computer science from Nanjing University of Aeronautics and Astronautics and his master’s degree in economics from Renmin University of China. Mr. Dong was chosen as a director because of his financial experience and because he is an experienced member of our management team with an in-depth awareness of our financial capabilities.

Dr. Peiyao Zhang
Independent Director
Age — 66
Director since 2009

Dr. Zhang has been a Director of our Company since 2009. Dr. Zhang is the Chairman of the nominating committee of the board of directors. Dr. Zhang served as the Deputy Director of the SINOPEC Petrochemical Science and Engineering Research Institute from 1999 – 2005, where he was responsible for technical license management. Prior to his work with SINOPEC, from 1994 – 1998, Dr. Zhang served as the Deputy Director and Chief Engineer of the SINOE Department of Developing and Planning, where he directed over forty joint venture projects. Prior to SINOE, from 1992 – 1993, Dr. Zhang served as the Deputy Bureau Chief of Foreign Affairs for SINOPEC, as well as the Deputy Director of Research and Development for SINOPEC from 1990 – 1992. Dr. Zhang has also served as a Director and Senior Engineer for the Yanshan Petrochemical Research Institute, specializing in catalyst research and development, from 1985 – 1990. Prior to Yanshan, Dr. Zhang was an engineer at the Beijing Yanshan Petrochemical Co. from 1974 – 1983 and a technician at the Jinxi Chemical Plant from 1968 – 1973. Dr. Zhang received a bachelor’s degree from Tsinghua University in 1967 and a Ph.D in chemical engineering from the Sweden Royal Institute of Technology in 1988. Dr. Zhang is a visiting scholar at the Sweden Royal Institute of Technology and was awarded the 1994 National Outstanding Scholar Award by the Chinese Government. Dr. Zhang was chosen as a director because we believe we can benefit from his engineering and leadership experience.

Eric R. Hanson
Independent Director
Age — 57

Mr. Hanson has over 30 years of senior level management and financing experience. In 1986, Mr. Hanson started U.S. Strategies Corp. with a focus on business development, strategic planning, and counsel on the complexities of dealing with government. Since founding U.S. Strategies Corp., Mr. Hanson has served as its Chairman and CEO. Mr. Hanson is also the founder and current Chairman of the Rural Broadband Corporation of America, a company focused on providing the infrastructure and financing needed to build high-speed internet networks in rural areas of the U.S. Through both personal and venture capital investments where he served as a limited partner, Mr. Hanson has had a role in the financing of more than 80 companies. He has served on the board of numerous public (NYSE and NASDAQ) and private companies.

His accomplishments have been extensive at the local, state, and federal levels. Over the years, Mr. Hanson has been a major benefactor to many charitable causes and organizations. His charitable involvements range from serving on a metropolitan development board, supporting civic opera, and serving as National Chairman of the National Association on Fetal Alcohol Syndrome. Mr. Hanson serves as Chairman of the US-Panama Business Council. Mr. Hanson also currently serves on the International Board for the Irish Chamber Orchestra. Mr. Hanson attended the University of Alabama, Birmingham. Mr. Hanson was chosen as a director because of his public company leadership experience and corporate financing background and experience.

Incumbent Class III members of the Board of Directors whose terms continue to 2012:

Warren Zhao
Chairman and Chief Executive Officer
Age — 45
Director since 2002

Mr. Zhao is our Chairman and Chief Executive Officer. He is also the president of our subsidiary, TTB, and one of our VIEs, Tranhold. Mr. Zhao was one of the founders of our company in 2002. Prior to founding our company, Mr. Zhao established Beijing Tranhold Automatic Control Systems and served as its general manager in 1994. From 1988 through 1993, Mr. Zhao was the manager of the research and development department at Beijing Test Control Technology Institute of Aeronautics Ministry. Mr. Zhao earned his bachelor’s and master’s degrees in engineering from Northwest China Polytechnic University. Mr. Zhao has been chosen as a director because he is one of the founders and the leader of our company and because we believe we can benefit from his guidance and experience in the industry.

Phil Fan
Co-President
Age — 46
Director since 2010

Mr. Fan is one of our Co-Presidents. Mr. Fan was one of the founders of our company in 2003. Prior to founding our company, Mr. Fan provided technical, engineering and management services in several U.S. engineering firms, including Black and Veatch, Parsons Brinckerhoff, Inc. and Chastain-Skillman, Inc. From 2003 through 2005, Mr. Fan was the Asia Regional Sales Manager for Met-Pro Corporation. Mr. Fan earned his bachelor’s and master’s degrees in environmental engineering from Hunan University and a master’s degree in civil engineering from Louisiana State University. Mr. Fan has been a registered professional engineer in the United States since 2001. Mr. Fan has been chosen as a director nominee because he is one of the founders of our company and a key member of our management team with extensive engineering and management experience.

Gavin Cheng
Co-President
Age — 48
Director since 2010

Mr. Cheng was appointed as Co-President of our company, effective August 19, 2010. Mr. Cheng founded Beijing Satellite Science & Technology Co. (“BSST”) in 1994 and served as its president until BSST was acquired by our company on August 6, 2010. Prior to founding BSST, Mr. Cheng worked in research and development and project management at the Beijing Test & Control Technology Institute of the Aeronautics Ministry from 1987 to 1993. Mr. Cheng graduated from the Nanjing University of Aeronautics and Astronautics in 1987 with Bachelor of Engineering and Master of Engineering degrees. He also received his Executive MBA degree from Peking University in 2001. Mr. Cheng has been chosen as a director nominee because of his extensive experience in the water resource and industrial pollution control industry.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities or commodities laws, any laws respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud in connection with any business entity or been subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, except for matters that were dismissed without sanction or settlement. None of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Board Leadership Structure

Mr. Warren Zhao currently holds both the positions of Chief Executive Officer and Chairman of the Board. These two positions have not been consolidated into one position; Mr. Zhao simply holds both positions at this time. The Board of Directors believes that Mr. Zhao’s service as both Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its shareholders. Mr. Zhao possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to deliver its message and strategy clearly and consistently to the Company’s shareholders, employees, customers and suppliers.

We do not have a lead independent director because of the foregoing reasons and also because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate as we are a smaller reporting company that recently became listed on a public exchange; therefore, we deem it appropriate to be able to benefit from the guidance of Mr. Zhao as both our Chief Executive Officer and Chairman of the Board.

Risk Oversight

Our Board of Directors plays a significant role in our risk oversight. The Board of Directors makes all relevant Company decisions. As such, it is important for us to have our Chief Executive Officer serve on the Board as he plays a key role in the risk oversight of the Company. As a smaller reporting company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

WE RECOMMEND THAT YOU VOTE FOR THE ELECTION THE
CLASS I AND CLASS II NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF MARCUM BERNSTEIN & PINCHUK LLP
(ITEM 2 ON THE PROXY CARD)

What am I voting on?

A proposal to ratify the appointment of MBP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The Audit Committee of the Board of Directors has appointed MBP to serve as the Company’s fiscal 2011 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board of Directors considers it desirable that the appointment of MBP be ratified by shareholders.

Has the Company changed its independent registered public accounting firm during its two most recent fiscal years?

The Company’s independent registered public accounting firm for the fiscal years ending December 31, 2009 and 2008 was Mao & Company, CPAs, Inc. (“MaoCo”). On April 21, 2010, the Chairman of the Audit Committee of the Board of Directors received a notice from MaoCo indicating that MaoCo did not wish to stand for reappointment as the Company’s independent registered public accountant for the fiscal year ending December 31, 2010, and accordingly their resignation became effective on April 21, 2010.

MaoCo’s audit reports on the financial statements of the Company for fiscal 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion; nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. While MaoCo made the decision to resign and not to stand for reappointment as the Company’s independent registered public accountant, the Board of Directors of the Company unanimously approved the change of independent registered public accountant to Bernstein & Pinchuk LLP (“B&P”) on April 23, 2010.

During fiscal 2009 and 2008 and through the date of MaoCo’s resignation, the Company had no disagreements with MaoCo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaoCo, would have caused MaoCo to make reference to the subject matter of such disagreements in its report on the Company’s financial statements for such periods. Additionally, during fiscal 2009 and 2008 and through the date of MaoCo’s resignation, there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K.

On April 23, 2010, the Company engaged B&P as its independent registered public accounting firm to audit its financial statements. The decision to engage B&P was recommended by the Audit Committee of the Company’s Board of Directors and was then unanimously approved by the Company’s Board of Directors present at a Board meeting called for such purpose. During fiscal 2009 and 2008 and through the date of the engagement of B&P, the Company did not consult with B&P regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). Prior to the engagement of B&P, B&P did not provide the Company with any written or oral advice that B&P concluded was an important factor considered by the Company in reaching any decision as to any accounting, auditing or financial reporting issue.

Subsequently, B&P entered into a joint venture agreement with Marcum LLP and formed MBP in a transaction pursuant to which B&P merged its China operations into MBP and certain of the professional staff of B&P joined MBP as employees of MBP (the “Merger”). Accordingly, effective April 12, 2011, B&P resigned as the Company's independent registered public accounting firm and MBP became the Company's independent registered public accounting firm. This change in the Company's independent registered public accounting firm was approved by the Audit Committee of the Company's Board of Directors on April 18, 2011 and was then unanimously approved by the Company’s Board of Directors present at a Board meeting called for such purpose.

The principal accountant’s reports of B&P on the Company’s financial statements as of and for the year ended December 31, 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from April 23, 2010 to the year ended December 31, 2010 and through the effective date of the Merger, there were no disagreements with B&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to B&P’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the year ended December 31, 2010 and through April 12, 2011, there were no reportable events of such type described in Item 304(a)(1)(v) of Regulation S-K.

During the year ended December 31, 2010 and through April 14, 2011, the effective date of the Merger, the Registrant did not consult with MBP with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K. Prior to the engagement of MBP, MBP did not provide the Company with any written or oral advice that MBP concluded was an important factor considered by the Company in reaching any decision as to any accounting, auditing or financial reporting issue.

What services does MBP provide?

Audit services provided by MBP for fiscal 2011 included the examination of the consolidated financial statements of the Company and services related to periodic filings made with the SEC. In addition, MBP provides certain services relating to the Company’s quarterly reports.

Will a representative of B&P be present at the meeting?

No representative of MBP or MaoCo will be present at the meeting.

What if this proposal is not approved?

If the appointment of MBP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF
MARCUM BERNSTEIN & PINCHUK LLP AS THE COMPANY’S FISCAL 2011 INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE
APPROVAL OF THE 2011 SHARE INCENTIVE PLAN
(ITEM 3 ON THE PROXY CARD)

What am I voting on?

The Board of Directors adopted The Tri-Tech Holding Inc. 2011 Share Incentive Plan (the “2011 Plan”) on September 23, 2011, subject to approval by the shareholders of the Company.

The Board of Directors believes that the 2011 Plan will advance the long-term success of the Company by encouraging share ownership among key employees and members of the Board who are not employees.

How is the 2011 Plan administered?

The 2011 Plan is administered by the Compensation Committee of the Board of Directors. The 2011 Plan provides the Compensation Committee with flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2011 Plan, the Compensation Committee has the discretion to determine the terms of each award. The Compensation Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not directors, executive officers or 5% shareholders of the Company.

What kind of awards may be granted?

Awards under the 2011 Plan may be in the form of incentive stock options, nonqualified incentive stock options or share awards.

Who is eligible to receive awards?

Employees of the Company, officers, employee and non-employee directors, consultants, independent contractors and advisors may all be selected by the Compensation Committee to receive awards under the 2011 Plan. The benefits or amounts that may be received by or allocated to participants under the 2011 Plan will be determined at the discretion of the Compensation Committee and are not presently determinable.

How many shares are available for issuance under the 2011 Plan?

The maximum number of shares as to which awards may be granted under the 2011 Plan is 750,000 shares. The fair market value of an ordinary share of the Company on September 30, 2011 was $4.00, as reported on the Nasdaq Capital Market.

Upon what terms may options be awarded?

Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. All options must be evidenced by an award agreement approved by the Compensation Committee. The Compensation Committee shall determine the number of shares subject to the option, the per share exercise price under the option, the period during which the option may be exercised, and all other terms and conditions of the option, subject to certain restrictions enumerated in the 2011 Plan, attached as Exhibit A hereto.

Upon what terms may shares be awarded?

An award of shares involves the immediate transfer from the Company to a participant of ownership of a specific number of ordinary shares in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Compensation Committee. The transfer may be made without additional consideration from the participant. The Compensation Committee shall determine the number of shares to be awarded. If the share award is being earned upon the satisfaction of performance goals pursuant to a award agreement, then the Compensation Committee shall: (a) determine the nature, length and starting date of any performance period for each share award; (b) select from among any performance factors to be used to measure the performance, if any; and (c) determine the number of shares that may be awarded. The Compensation Committee may also specify performance objectives that must be achieved for any restrictions on the shares to lapse.

Are awards made under the 2011 Plan transferable?

Except as provided below, no award under the 2011 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. The Compensation Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the award to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Compensation Committee may approve.

When does the 2011 Plan terminate?

The Compensation Committee may terminate the 2011 Plan at any time.

How can the 2011 Plan be amended?

The 2011 Plan may be amended by the Board of Directors, but without further approval by the shareholders of the Company, the Board shall not amend the 2011 Plan in any manner that requires shareholder approval under the Internal Revenue Code of 1986, as amended. The Board may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

What are the tax consequences of the 2011 Plan?

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2011 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Code Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Where can I get a copy of the 2011 Plan?

This summary is not a complete description of all provisions of the 2011 Plan. A copy of the 2011 Plan is attached hereto as Exhibit A.

WE RECOMMEND THAT YOU VOTE FOR
THE APPROVAL OF THE 2011 PLAN

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

What if a nominee is unwilling or unable to serve?

Each nominee listed in the Proxy Statement has agreed to serve as director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

How are directors compensated?

Employee directors do not receive any compensation for their services. Non-employee directors received cash compensation for the year ended December 31, 2010 in accordance with the table below for serving as directors and may receive option grants from our company. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended, up to a maximum of $6,000 per meeting or $12,000 per year.

Summary Director Compensation Table FY 2010

Name	Director Fees earned or paid in cash	Option Awards	Total(1)
Warren Zhao(2)	$0	$0	$0
Phil Fan(2)	$0	$0	$0
Gavin Cheng(2)	$0	$0	$0
Peter Dong(2)	$0	$0	$0
Robert Kraft	$10,000	$0	$10,000
Peiyao Zhang	$7,137	$0	$7,137
Xiaoping Zhou	$7,137	$0	$7,137
Peter Zhuo	$1,190	$0	$1,190
Dazhuang Guo	$1,190	$0	$1,190

(1)	None of the directors received any ordinary share awards, nonqualified deferred compensation earnings or non-equity incentive plan compensation in fiscal year 2010.
(2)	Messrs. Zhao, Fan, Cheng and Dong received payment in their capacities as officers of the Company, but did not receive any compensation for serving as directors of the Company.

How does the Board determine which directors are independent?

The Board of Directors reviews the independence of each director yearly. During this review, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company’s director independence standards. The Company believes that it maintains a majority of independent directors who are deemed to be independent under the definition of independence provided by NASDAQ Listing Rule 5605(a)(2).

What role does the Nominating Committee play in selecting nominees to the Board of Directors?

Two of the primary purposes of the Board’s Nominating Committee are (i) to develop and implement policies and procedures that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) to identify individuals qualified to become members of the Board of Directors and to recommend to the Board of Directors the director nominees for the annual meeting of shareholders. The Nominating Committee is also responsible for considering candidates for membership on the Board of Directors submitted by eligible shareholders. The Nominating Committee’s charter is available on the Company’s website at www.tri-tech.cn under Investor Relations and in print upon request. The Nominating Committee of the Company’s Board of Directors was the only entity or person to nominate and/or recommend any of the director nominees.

Are the members of the Nominating Committee independent?

Yes. All members of the Nominating Committee have been determined to be independent by the Board of Directors.

How does the Nominating Committee identify and evaluate nominees for director?

The Nominating Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Nominating Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible shareholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director proposed for election at the meeting.

The Nominating Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management. The nominating committee does not have a specific policy in place with regard to the consideration of diversity when identifying director nominees, however, the nominating committee does consider diversity of opinion and experience when nominating directors.

What are the Nominating Committee’s policies and procedures for considering director candidates recommended by shareholders?

The Nominating Committee will consider all candidates recommended by eligible shareholders. An eligible shareholder is a shareholder (or group of shareholders) who owns at least 5% of the Company’s outstanding shares and who has held such shares for at least one year as of the date of the recommendation. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary of the Company at Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza No. 101, Jingshun Road, Chaoyang District, Beijing, People’s Republic of China 100102:

•	a recommendation that identifies the name and address of the shareholder and the person to be nominated;
•	documentation establishing that the shareholder making the recommendation is an eligible shareholder;
•	the written consent of the candidate to serve as a director of the Company, if elected;
•	a description of all arrangements between the shareholders and such nominee pursuant to which the nomination is to be made; and
•	such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

Upon timely receipt of the required documents, the Company’s Secretary will determine whether the shareholder submitting the recommendation is an eligible shareholder based on such documents. If the shareholder is not an eligible shareholder, the Nominating Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board of Directors.

If the candidate is to be evaluated by the Nominating Committee, the Secretary will request a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check from the candidate.

What are the minimum qualifications required to serve on the Company’s Board of Directors?

All members of the Board of Directors must possess the following minimum qualifications as determined by the Nominating Committee:

•	A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
•	A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;
•	A director must have a record of professional accomplishment in his or her chosen field; and
•	A director must be prepared and able to participate fully in Board activities, including membership on committees.

What other considerations does the Nominating Committee consider?

The Nominating Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

How may shareholders communicate with the members of the Board of Directors?

Shareholders and others who are interested in communicating directly with members of the Board of Directors, including communication of concerns relating to accounting, internal accounting controls or audit matters, or fraud or unethical conduct, may do so by writing to the directors at the following address:

Name of Director or Directors
c/o Secretary
Tri-Tech Holding Inc.
16th Floor of Tower B, Renji Plaza No. 101
Jingshun Road, Chaoyang District
Beijing, People’s Republic of China 100102

Does the Company have a Code of Business Ethics and Conduct?

The Company has adopted a Code of Business Ethics and Conduct, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The complete text of the Code of Business Ethics and Conduct is available on the Company’s web site at www.tri-tech.cn and is also available in print upon request. The Company intends to post any amendments to or waivers from its Code of Business Ethics and Conduct (to the extent applicable to the Company’s principal executive officer and principal financial and accounting officer) at this location on its web site.

How often did the Board meet in fiscal 2010?

The Board of Directors met a total of 3 times, including 2 regularly scheduled meetings and 1 special meeting, during fiscal 2010. The Compensation Committee, the Audit Committee and the Nominating Committee each met 3 times during fiscal 2010. The Board invites, but does not require, directors to attend the annual meeting of shareholders.

What are the committees of the Board?

During fiscal 2010, the Board of Directors had standing Audit, Nominating, and Compensation Committees. The members of each of the Committees as of September 30, 2011, their principal functions and the number of meetings held during the fiscal year ended December 31, 2010 are shown below.

Compensation Committee

The members of the Compensation Committee as of September 30, 2011 are:

Dr. Xiaoping Zhou, Chairman
Da-Zhuang Guo
Peter Zhou

The Compensation Committee held three meetings during the fiscal year ended December 31, 2010. The Compensation Committee’s charter is available on the Company’s website at www.tri-tech.cn under Investor Relations and in print upon request. The Compensation Committee’s principal responsibilities include:

•	Making recommendations to the Board of Directors concerning executive management organization matters generally;
•	In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors of the Company, consult with the CEO on matters relating to other executive officers, and make recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code;
•	Making recommendations to the Board of Directors regarding all contracts of the Company with any officer for remuneration and benefits after termination of regular employment of such officer;
•	Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans; and
•	Administering the Company’s formal incentive compensation programs, including equity based plans.

The Compensation Committee may not delegate its authority to other persons. Similarly, the Compensation Committee has not engaged a compensation consultant to assist in the determination of executive compensation issues. While the Company’s executives will communicate with the Compensation Committee regarding executive compensation issues, the Company’s executive officers do not participate in any executive compensation decisions.

Audit Committee

The members of the Audit Committee as of September 30, 2011 are:

Peter Zhuo, Chairman
Dr. Peiyao Zhang
Robert W. Kraft

The Audit Committee held three meetings during the fiscal year ended December 31, 2010. The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. The Company believes that each of the members of the Audit Committee is “independent” and that Mr. Kraft and Mr. Zhuo both qualify as “audit committee financial experts” in accordance with applicable NASDAQ Capital Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the Company;

•	Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;
•	Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. The Committee elicits recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee emphasizes the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;
•	Review the internal accounting function of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors;
•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders;
•	Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;
•	Review accounting and financial human resources and succession planning within the Company;
•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors; and
•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Nominating Committee

The members of the Nominating Committee as of September 30, 2011 are:

Dr. Peiyao Zhang, Chairman
Da-Zhuang Guo
Dr. Xiaoping Zhou

The Nominating Committee had three meetings during the fiscal year ended December 31, 2010. All members of the Nominating Committee are independent; as such term is defined by the NASDAQ Capital Market listing standards. The Nominating Committee undertakes to:

•	Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of shareholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company;
•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors;
•	Oversee the process of evaluation of the performance of the Company’s Board of Directors and committees;
•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees;

•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees; and
•	Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board committee or individual director. Shareholders wishing to communicate with the Board as a whole, a Board committee or an individual member may do so by sending a written communication addressed to the Board of Directors of the Company or to the committee or to an individual director, c/o Secretary, Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza No. 101, Jingshun Road, Chaoyang District, Beijing, People’s Republic of China 100102. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

MANAGEMENT — BUSINESS HISTORY OF EXECUTIVE OFFICERS

For information as to the business history of our Chief Executive Officer Mr. Zhao, Chief Financial Officer Peter Dong and Co-Presidents Phil Fan and Gavin Cheng, see the section “Proposal One: Election of Directors” elsewhere in this Proxy Statement.

EMPLOYMENT AGREEMENTS WITH THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under Chinese law, we may only terminate employment agreements without cause and without penalty by providing notice of non-renewal one month prior to the date on which the employment agreement is scheduled to expire. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us.

Our employment agreements with our executive officers generally provide for a term of five (5) years and a salary to be paid monthly. The agreements also provide that executive officers are to work an average of forty hours per week and are entitled to all legal holidays as well as other paid leave in accordance with PRC laws and regulations and our internal work policies. Under such agreements, our executive officers can be terminated for cause without further compensation. The employment agreements also provide that we will pay for all mandatory social security programs for our executive officers in accordance with PRC regulations. During the agreement and for two (2) years afterward, our executive officers are required to keep trade secrets confidential.

SUMMARY COMPENSATION TABLE

The following table shows the annual compensation paid by the Company for the years ended December 31, 2009 and 2010 to Warren Zhao, the principal executive officer, and the Company’s two most highly compensated executive officers other than the principal executive officer, Peter Dong, the chief financial officer, and Phil Fan, one of the co-presidents. No other officer had total compensation during either of the previous two years of more than $100,000.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Option Awards(1)		All Other Compensation	Total
Warren Zhao, Principal Executive Officer	2010	$19,627	$90,373	$0		$—	$110,000
	2009	$19,355	$29,800	$556,505	(2)	$—	$605,660
Peter Dong, Chief Financial Officer	2010	$28,548	$61,452	$0		$—	$90,000
	2009	$14,076	$31,615	$278,252	(2)	$—	$323,943
Phil Fan, Co-President	2010	$66,000	$0	$0		$—	$66,000
	2009	$48,000	$0	$185,502	(2)	$—	$233,502

(1)	Number of Options awarded under 2009 Incentive Plan.
(2)	Awarded on September 9, 2009, these options began to vest on September 9, 2010 at a rate of 20% per year.

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised options (#)		Option Exercise Price ($)	Option Expiration Date ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Warren Zhao, Principal Executive Officer	126,120	(1)	$6.75	September 9, 2019	126,120	(1)	$1,357,051	(2)
Peter Dong, Principal Financial Officer	63,060	(1)	$6.75	September 9, 2019	63,060	(1)	$678,526	(3)
Phil Fan, Co-President	42,040	(1)	$6.75	September 9, 2019	42,040	(1)	$452,350	(4)

(1)	The options granted to Mr. Zhao, Mr. Dong and Mr. Fan under an equity incentive plan began to vest on September 9, 2010 at a rate of 20 percent (20%) per year.
(2)	$1,357,051 = 126,120 × $10.76 (closing price on December 31, 2010).
(3)	$678,526 = 63,060 × $10.76 (closing price on December 31, 2010).
(4)	$452,350 = 42,040 × $10.76 (closing price on December 31, 2010).

AUDIT COMMITTEE REPORT AND FEES PAID TO
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who served on the Audit Committee of the Board of Directors during fiscal year 2010?

The members of the Audit Committee as of December 31, 2010 were Peter Zhou, Robert W. Kraft and Dr. Peiyao Zhang. Each member of the Audit Committee is independent under the rules of the SEC and the NASDAQ Capital Market. The Board of Directors has determined that Mr. Zhou and Mr. Kraft, who are independent directors, are “audit committee financial experts” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is available on the Company’s website at www.tri-tech.cn under Investor Relations.

How does the Audit Committee conduct its meetings?

During fiscal 2010, the Audit Committee met with the senior members of the Company’s financial management team and the Company’s independent registered public accounting firm. The Audit Committee’s agenda was established by the Chairman. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues. The Audit Committee also had private, separate sessions from time to time with representatives of the Company’s independent registered public accounting firm, at which meetings candid discussions of financial management, accounting and internal control issues took place.

Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

What is the role of the Audit Committee in connection with the financial statements and controls of the Company?

Management of the Company has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Committee under its charter. The Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company’s financial reporting practices.

What has the Audit Committee done with regard to the Company’s audited financial statements for fiscal 2010?

The Audit Committee has:

•	reviewed and discussed the audited financial statements with the Company’s management; and
•	discussed with B&P, the Company’s independent registered public accounting firm for the 2010 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of the Company’s auditors?

The Audit Committee has received from B&P and MBP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with B&P and MBP their independence. The Audit Committee has concluded that B&P and MBP are independent from the Company and its management.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2010?

Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for fiscal 2010.

Has the Audit Committee reviewed the fees paid to the independent registered public accounting firm during fiscal 2010?

The Audit Committee has reviewed and discussed the fees paid to B&P during 2010 for audit, audit-related, tax and other services, which are set forth below under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee has determined that the provision of non-audit services is compatible with B&P’s independence.

What is the Company’s policy regarding the retention of the Company’s auditors?

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee.

Who prepared this report?

This report has been furnished by the members of the Audit Committee as of December 31, 2010:

Peter Zhou, Chairman
Robert W. Kraft
Dr. Peiyao Zhang

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

During fiscal year 2010, B&P’s fees for the annual audit of the financial statements and the quarterly reviews of the financial statements were $155,000. During fiscal year 2009, MaoCo’s fees for the annual audit of the financial statements were $87,848.

Audit Related Fees

During fiscal year 2010, the Company did not pay B&P for audit-related services. During fiscal year 2009, the Company paid MaoCo $120,786 for audit-related services. These services consisted of assurance and related services that were reasonably related to the performance of the audit and reviews of the financial statements and are not included in “Audit Fees” above. The services provided by the Company’s accountants within this category consisted of advice relating to SEC matters and the filing of its registration statement and amendments thereto.

Tax Fees

The Company paid B&P and MaoCo $0 and $0, respectively, for tax services in fiscal years 2010 and 2009.

All Other Fees

The Company paid B&P and MaoCo $0 and $0, respectively, for any other services in fiscal years 2010 and 2009.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to beneficial ownership of our ordinary shares as of September 30, 2011 by:

•	Each person who is known by us to beneficially own more than five percent (5%) of our outstanding ordinary shares;
•	Each of our directors and named executive officers; and
•	All directors and named executive officers as a group.

The number and percentage of ordinary shares beneficially owned is based on 8,181,507 ordinary shares. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of September 30, 2011 are deemed outstanding. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza No. 101, Jingshun Road, Chaoyang District, Beijing, People’s Republic of China 100102. As of September 30, 2011, we had 13 shareholders of record.

Named Executive Officers and Directors	Amount of Beneficial Ownership(1)	Percentage Ownership(2)
Warren Zhao, Principal Executive Officer and Director(3)	1,186,905	14.5%
Peter Dong, Principal Financial and Accounting Officer(4)	1,564,323	19.1%
Peiyao Zhang, Director	600	*
Xiaoping Zhou, Director	0	*
Robert W. Kraft, Director	0	*
Peter Zhuo, Director	0	*
DaZhuang Guo, Director	0	*
Gavin Cheng, Co-President and Director(5)	260,000	3.2%
Phil Fan, Co-President and Director(6)	259,360	3.2%
All Directors and Executive Officers as a Group(7)	3,271,188	40.0%
Tranhold Investment Inc.	1,155,375	14.1%
Yanyu Investment Inc.	1,299,708	15.9%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the ordinary shares.
(2)	The number of ordinary shares outstanding used in calculating the percentage for each listed person excludes the ordinary shares underlying options held by such person.
(3)	Mr. Zhao has the sole power to direct the voting of the 1,155,375 shares held by Tranhold Investment Inc. 31,530 shares belong to Mr. Zhao personally for exercising his options.
(4)	Mr. Dong has (i) the sole power to direct the voting of the 248,850 shares held by FLYY Investment Inc. and (ii) shared power to direct the voting of the 1,299,708 ordinary shares held by Yanyu Investment Inc. 15,765 shares belong to Mr. Dong personally for exercising his options.
(5)	Mr. Cheng has the shared power to direct the voting of the 260,000 shares held by Main Bright Investments Limited. Mr. Cheng shares this voting power with another individual owner.

(6)	Mr. Fan has the sole power to direct the voting of the 248,850 shares held by Allied Investment Consultation, LLC. 10,510 shares belong to Mr. Fan personally for exercising his options.
(7)	One or more of the directors and executive officers have (i) the sole power to direct the voting of the (a) 248,850 shares held by FLYY Investment Inc., (b) the 1,155,375 shares held by Tranhold Investment Inc., (c) the 248,850 shares held by Allied Investment Consultation Inc., and (d) the 260,000 shares held by Main Bright Investments Limited., and (ii) shared power to direct the voting of the 1,299,708 shares held by Yanyu Investment Inc.

GENERAL

Compensation Committee Interlocks and Insider Participation

None of the members of the Board of Directors who served on the Compensation Committee during the fiscal year ended December 31, 2010 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of the Company’s ordinary shares. Directors, executive officers and greater than ten percent (10%) shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that all reports were timely made.

Availability of Form 10-K to Shareholders

Rules promulgated by the SEC require us to provide an Annual Report to Shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to Secretary, Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza No. 101, Jingshun Road, Chaoyang District, Beijing, People’s Republic of China 100102, by calling +86 (10) 5732-3666 or via the Internet at www.tri-tech.cn.

Shareholder Proposals

To be considered for inclusion in next year’s Proxy Statement or considered at next year’s annual meeting but not included in the Proxy Statement, shareholder proposals must be submitted in writing by June 15, 2012. All written proposals should be submitted to: Secretary, Tri-Tech Holding Inc., 16th Floor of Tower B, Renji Plaza No. 101, Jingshun Road, Chaoyang District, Beijing, People’s Republic of China 100102.

Other Proposed Actions

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. We will also reimburse the expenses of brokers, nominees and fiduciaries that send proxies and proxy materials to our shareholders.

Exhibit A

TRI-TECH HOLDING INC.
2011 SHARE INCENTIVE PLAN

1.  NAME.

The name of the Plan is the “TRI-TECH HOLDING INC. 2011 SHARE INCENTIVE PLAN.”

2.  PURPOSE.

The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose presence and potential contributions are important to the success of the Company and its Subsidiaries (if any), by offering them an opportunity to participate in the Company’s future performance through awards of ISOs, NQSOs and Share Awards. Capitalized terms are defined in Section 3.

3.  DEFINITIONS.  As used in the Plan, the following terms shall have the following meanings:

“AWARD” means any award under the Plan, including any Option or Share Award.

“AWARD AGREEMENT” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“BOARD” means the Board of Directors of the Company.

“CAUSE” means (i) if the Participant is a party to an employment or similar agreement with the Company or a Subsidiary which agreement defines “Cause” (or a similar term) therein, “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Participant who is not a party to such an agreement, “Cause” shall mean termination by the Company or a Subsidiary of the employment (or other service relationship) of the Participant by reason of the Participant’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Participant’s duties, (C) involvement in a transaction which is materially adverse to the Company or a Subsidiary, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), or (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

“CODE” means the Internal Revenue Code of 1986, as amended.

“COMMITTEE” means the Compensation Committee of the Board.

“SHARE(S)” means the Company’s ordinary shares, par value $.001 per share.

“COMPANY” means TRI-TECH HOLDING INC.

“DISABILITY” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

“EXERCISE AGREEMENT” means a share option exercise agreement in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws.

“EXERCISE PRICE” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“FAIR MARKET VALUE” means, as of any date, the value of a Share determined as follows:

(a)  if the Shares are publicly traded and listed on a national securities exchange, the closing price on the date of determination on the principal national securities exchange on which the Shares are listed or admitted to trading as reported in The Wall Street Journal;

(b)  if the Shares are quoted on any of the NASDAQ Markets, the closing price on the NASDAQ Market on the date of determination as reported in The Wall Street Journal;

(c)  if the Shares are publicly traded but are not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination (or if there are not bid and closing prices on the date of termination on the date next preceding the determination date for which there are bid and closing prices), as reported in The Wall Street Journal; or

(d)  if none of the foregoing is applicable, by the Committee in good faith.

“FINRA DEALER” means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

“INSIDER” means an officer, director or 5% shareholder of the Company.

“ISO” means an award of an incentive stock option to purchase Shares within the meaning of the Code.

“NQSO” means an award of a nonqualified incentive stock option to purchase Shares within the meaning of the Code.

“OPTION” means an Award of either an ISO or a NQSO pursuant to Section 7.

“PARTICIPANT” means a person who receives an Award under the Plan.

“PERFORMANCE FACTORS” means the factors selected by the Committee, in its sole and absolute discretion, to determine whether the performance goals applicable to Awards, if any, have been satisfied.

“PERFORMANCE PERIOD” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for purposes of Share Awards.

“PLAN” means this Tri-Tech Holding Inc. 2011 Share Incentive Plan, as amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“SECURITIES ACT” means the Securities Act of 1933, as amended.

“SHARE AWARD” means an Award of Shares pursuant to Section 8.

“SUBSIDIARY” means any entity whose voting stock is more than 50% controlled by the Company.

“TEN PERCENT SHAREHOLDER” means a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

“TERMINATION” or “TERMINATED” means, for purposes of the Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Subsidiary. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company or Subsidiary, as applicable, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to a formal policy adopted from time to time by the Company or a Subsidiary, as applicable, and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary, as applicable, as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee shall have sole discretion to determine whether a Participant has ceased to provide services for the Company or a Subsidiary, and the Termination Date.

“TERMINATION DATE” means the effective date on which the Participant ceased to provide services for the Company or a Subsidiary.

4.  SHARES SUBJECT TO THE PLAN.

4.1  Number of Shares Available.  Subject to Sections 4.2 and 18, the total aggregate number of Shares initially reserved and available for grant and issuance pursuant to the Plan shall be Seven Hundred and Fifty Thousand (750,000) Shares and shall include Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under the Plan and all other outstanding but unvested Awards granted under the Plan.

4.2  Adjustment of Shares.  In the event that the number of outstanding Shares shall change on account of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the per Share Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards shall be proportionately adjusted by the Board, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or shall be rounded up to the nearest whole Share, as determined by the Committee, in its sole and absolute discretion.

5.  ELIGIBILITY.

ISOs may be granted solely to employees (including officers and directors who are also employees) of the Company or a Subsidiary. NQSOs may be granted solely to employees, officers, nonemployee directors, consultants, independent contractors and advisors of or to the Company or a Subsidiary. Share Awards may be granted to employees, officers, nonemployee directors, consultants, independent contractors and advisors of or to the Company or a Subsidiary. A person may be granted more than one Award under the Plan.

6.  ADMINISTRATION.

6.1  Committee Authority.  The Plan shall be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, and to the direction of the Board, the Committee shall have full power to implement and carry out the Plan. Without limitation, the Committee shall have the authority to:

6.1.1	construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;
6.1.2	prescribe, amend and rescind rules and regulations relating to the Plan or any Award;
6.1.3	select persons to receive Awards from those eligible pursuant to Section 5;
6.1.4	determine the forms and terms of Awards;
6.1.5	determine the number of Shares or other consideration subject to Awards;
6.1.6	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or a Subsidiary;
6.1.7	grant waivers of Plan or Award conditions;
6.1.8	determine the vesting, exercisability and payment requirements and terms under Awards;
6.1.9	correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement;
6.1.10	determine whether an Award has been earned; and
6.1.11	make all other determinations necessary or advisable for the administration of the Plan.

6.2  Committee Discretion.  Any determination made by the Committee with respect to any Award shall be made at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and on all persons having an interest in any Award under the Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders.

7.  OPTIONS.

The Committee may grant Options to eligible persons (pursuant to the requirements of Section 5) and shall determine whether such Options shall be ISOs or NQSOs, the number of Shares subject to the Option, the per Share Exercise Price under the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

7.1  Form of Option Grant.  Each Option granted under the Plan shall be evidenced by an Award Agreement which shall expressly identify the Option as an ISO or an NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which shall comply with and be subject to the terms and conditions of the Plan.

7.2  Date of Grant.  The date of grant of an Option shall be the date on which the Committee makes the determination to grant and sets all the material terms of such Option, unless otherwise specified by the Committee. The Award Agreement and a copy of the Plan shall be delivered to the Participant within a reasonable time after the granting of the Option, and shall be dated as of the Option grant date.

7.3  Exercise Period.  Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Award Agreement governing such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines; provided, however, that in all events a Participant shall be entitled to exercise an Option at the rate of at least twenty percent (20%) per year over five (5) years from the date of grant, subject to reasonable conditions such as continued employment or service; and provided further that an Option granted to a Participant who is an officer, director or consultant may become fully exercisable, subject to reasonable conditions such as continued employment or service, at any time or during any period established by the Company.

7.4  Exercise Price.  The per Share Exercise Price under an Option shall be determined by the Committee when the Option is granted; provided that the per Share Exercise Price under an ISO may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the ISO; provided further that the per Share Exercise Price under an ISO, which is granted to a Ten Percent Shareholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant of the ISO. Payment for the Shares purchased pursuant to the exercise of an Option shall be made in accordance with Section 9.

7.5  Method of Exercise.  Options may be exercised only by delivery to the Company of a written Exercise Agreement, together with payment in full of the Exercise Price for the number of Shares for which the Option is being exercised.

7.6  Termination.  Notwithstanding the exercise periods set forth in the Award Agreement, exercise of an Option shall always be subject to the following:

7.6.1	If the Participant’s service is Terminated for any reason other than the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date resulting in the Option, if it was intended at grant to be an ISO, thereupon converting automatically to an NQSO).

7.6.2	If the Participant’s service is Terminated because of the Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s successor legal representative) no later than twelve (12) months after the Termination Date (or such longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date, resulting in the Option, if it was intended at grant to be an ISO, thereupon converting automatically to an NQSO).
7.6.3	Notwithstanding the provisions in Section 7.6.1, if the Participant’s service for the Company or a Subsidiary is Terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise the Option with respect to any Shares whatsoever, after Termination, regardless of whether or not after Termination the Participant may receive payment from the Company or a Subsidiary for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this Section 7.6.3, Termination shall be deemed to occur on the date when the Company or Subsidiary dispatches notice or advises the Participant that his service is Terminated.

7.7  Limitations on Exercise.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number shall not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable.

7.8  Limitations on ISOs.  The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which an Option that is intended to be an ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive share option plan of the Company or a Subsidiary) shall not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which an Option that is intended to be an ISO are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the portion of the Option for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year shall continue to be an ISO, and the portion of the Option for the amount in excess of One Hundred Thousand Dollars ($100,000) that first becomes exercisable in that calendar year shall thereupon convert automatically to an NQSO. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment with the intent of being ISOs.

7.9  Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore; provided that any such action may not, without the written consent of the applicable Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding Option that is intended to be an ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with the requirements of Section 424(h) of the Code.

8.  SHARE AWARDS.

8.1  Awards of Shares.  A Share Award is an award of Shares for services rendered to the Company or a Subsidiary. A Share Award shall be awarded pursuant to an Award Agreement that shall be in such form (which need not be the same for each Participant) as the Committee shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan. The Committee will determine to whom a Share Award will be made, the number of Shares the person will be awarded, the transfer restrictions, if any, to which the Shares shall be subject, and any and all other terms and conditions of the Share Award. Share Awards may vary from Participant to Participant and between groups of Participants, and may be based upon the achievements or performance of the Company or a Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

8.2  Terms of Share Awards.  The Committee shall determine the number of Shares to be awarded to the Participant. If the Share Award is being earned upon the satisfaction of performance goals pursuant to a Award Agreement, then the Committee shall: (a) determine the nature, length and starting date of any Performance Period for each Share Award; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Share Award, the Committee shall determine the extent to which such Share Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Share Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as shall be determined by the Committee. The Committee may adjust the performance goals applicable to the Share Awards to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

9.  PAYMENT FOR SHARE PURCHASES.  Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

9.1  by cancellation of indebtedness of the Company to the Participant;

9.2  by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;

9.3  by waiver of compensation due or accrued to the Participant for services rendered;

9.4  with respect solely to purchases upon exercise of an Option, and provided that a public market for the Shares exists:

9.4.1	through a “same day sale” commitment from the Participant and a broker-dealer that is a FINRA Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
9.4.2	through a “margin” commitment from the Participant and a FINRA Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
9.4.3	through a cashless exercise, whereby the number of shares to be issued upon exercise of the Option shall be reduced by that number of shares having an aggregate Fair Market Value equal to the exercise price as of the date of exercise; or
9.4.4	by any combination of the foregoing.

10.  WITHHOLDING TAXES.

10.1  Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy any applicable federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever under the Plan payments in satisfaction of Awards are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable federal, state, and local withholding tax requirements.

10.2  Share Withholding.  When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued pursuant to the Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and shall be in writing in a form acceptable to the Committee.

11.  PRIVILEGES OF SHARE OWNERSHIP.

No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant shall be a shareholder and shall have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted in any way, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same transfer restrictions.

12.  NON-TRANSFERABILITY OF AWARDS.

12.1  Awards of Shares granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution. Awards of Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor, or by gift to a member of the Participant’s “immediate family,” as that term is defined in 17 C.F.R. 240.16a-l(e). During the lifetime of the Participant an Award shall be exercisable solely by the Participant. During the lifetime of the Participant, any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement.

12.2  The restrictions under this Section 12 shall cease to apply to Shares received as part of a Share Award under the Plan at the time ownership of such Shares vests in the recipient of the Award. Similarly, said restrictions shall not apply to Shares received upon the exercise of vested Options.

13.  CERTIFICATES.

All certificates for Shares or other securities delivered under the Plan shall be subject to such stop transfer orders, legends and other restrictions as the Committee shall deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.  ESCROW; PLEDGE OF SHARES.

To enforce any transfer restrictions in connection with a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such transfer restrictions have lapsed or terminated, and the Committee shall cause a legend or legends referencing such transfer restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan shall be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company shall have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s

Shares or other collateral. In connection with any pledge of Shares, a Participant shall be required to execute and deliver a written pledge agreement in such form as the Committee shall from time to time approve. The Shares purchased with the promissory note shall be proportionately released from the pledge on a pro rata basis as the payments under the promissory note are made.

15.  EXCHANGE OF AWARDS.

The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.

16.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

17.  NO OBLIGATION TO EMPLOY OR CONTINUE SERVICE.

Nothing in the Plan or any Award granted under the Plan will confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Subsidiary, or limit in any way the right of the Company or any Subsidiary to terminate a Participant’s employment, service or other relationship at any time, with or without Cause.

18.  CORPORATE TRANSACTIONS.

18.1  Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned Subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative share holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the awards). The successor corporation may also issue, in place of outstanding Shares held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 18.1, such Awards shall expire on such transaction at such time and on such conditions as the Committee shall determine. Notwithstanding anything in the Plan to the contrary, the Committee may provide that the vesting of any or all Awards granted pursuant to the Plan will accelerate upon a transaction described in this Section 18. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

18.2  Other Treatment of Awards.  Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any then outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.  ADOPTION AND EFFECTIVE DATE.

This 2011 Share Incentive Plan is effective as of September 23, 2011, the date it was adopted by the Board.

20.  SHAREHOLDER APPROVAL.

The Plan shall be approved by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Company.

21.  AMENDMENT OR TERMINATION OF PLAN.

The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval under the Code, if applicable, or by any stock exchange or market on which the Shares are listed for trading. Notwithstanding the foregoing, no amendment or termination of the Plan shall adversely affect any Participant’s entitlements to a previously granted Award, unless the Participant consents thereto in writing.

22.  NONEXCLUSIVITY OF PLAN.

None of the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of share options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.  ACTION BY COMMITTEE.

Any action permitted or required to be taken by the Committee or any decision or determination permitted or required to be made by the Committee pursuant to the Plan shall be taken or made in the Committee’s sole and absolute discretion.

TRI-TECH 鼎联

Safety Clean Harmony

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If you would like to reduce the costs incurred by Tri Tech Holding Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until the time of the meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M39077-P16586 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

TRI-TECH HOLDING INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John McAuliffe
02) Peter Dong
03) Peiyao Zhang, Ph.D.
04) Eric R. Hanson

The Board of Directors recommends you vote FOR the following proposals:

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented on this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2 and 3.** If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M39078-P16586

TRI-TECH HOLDING INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 30, 2011

The shareholder(s) hereby appoint(s) Warren Zhao as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Tri-Tech Holding Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Beijing Time on November 30, 2011 at 16th Floor of Tower B, Renji Plaza No. 101, Jingshun Road, Chaoyang District, Beijing, People's Republic of China 100102, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.